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                                                                     Exhibit 7.A



                  [SUTHERLAND ASBILL & BRENNAN LLP LETTERHEAD]



                                                  October 7, 1999



Board of Directors
Providentmutual Life and Annuity Company of America
300 Continental Drive
Newark, DE 19713

                  RE: PROVIDENTMUTUAL LIFE AND ANNUITY COMPANY OF AMERICA PROVIDENTMUTUAL VARIABLE LIFE SEPARATE ACCOUNT (FILE NO. 333-82611)

Directors:

                  We hereby consent to the reference to our name under the caption "Legal Matters" in the prospectus filed as part of pre-effective amendment number 1 to the Form S-6 registration statement (File No. 333-82611) for the Providentmutual Variable Life Separate Account. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                                 Sincerely,

                                                 SUTHERLAND ASBILL & BRENNAN LLP




                                                 By:      /s/ David S. Goldstein
                                                              David S. Goldstein